As filed with the Securities and Exchange Commission on
                               September 19, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                              Learner's World, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

         New York                                      11-3331350
         ----------                                    -----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                        16929 E. Enterprise Drive, #206
                        Fountain Hills, Arizona 85268
                        --------------------------------
                    (Address of principal executive offices)

                     Consulting Shares Issued for Services
                     -------------------------------------
                            (Full title of the plan)

                             Perry Barker, President
                         16929 E. Enterprise Drive, #206
                          Fountain Hills, Arizona 85268
                        --------------------------------
                (Name, address, including zip code, of agent for
                                    service)

                   Telephone number for Issuer: (480) 816-6140
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
Title of Securities to be    Amounts to       Proposed Maximum       Proposed Maximum       Amount of
Registered                   be               Offering Price Per     Aggregate Offering     Registration
                             Registered       Share(2)               Price                  Fee
Common Stock, $0.0001 par
value                        2,380,000        $1.25                  $2,975,000             $743.75
==========================   ================ ==================     ===================    ============

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on September 17, 2001, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Electronic Bulletin Board.

(2)     Estimated solely for the purpose of calculating the registration fee.

(3) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference       X Yes             No

                                    Page -1-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Learner's World, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and filed pursuant to Section 15(d) of the 1934 Act.

     (b)  All  reports  filed by the  Company  with the  Commission  pursuant to
          Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000.

     (c) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB filed with the Commission on December 15, 1999, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

                                    Page -2-

Item 5. Interests of Named Experts and Counsel

     Richard D. Surber, an attorney licensed to practice law in the State of California has previously been named as having rendered an opinion on the validity of the securities in a prior Form S-8 filing with respect to legal matters concerning the registration and offering of such securities. Mr. Surber will receive 50,000 shares of the Company's $0.0001 par value common stock which will represent 2.5% of the issued and outstanding shares of the Company after issuance of all the shares listed in this S-8 filing. The shares are to be received by Mr. Surber for services rendered to the Company with respect to corporate legal work and advise to the Company.

     Anslow & Jaclin, LLP, a law firm (Richard Anslow and Gregg Jaclin are the principals of Anslow & Jaclin, LLP) licensed to practice law in the State of New Jersey is named herein as having rendered an opinion on the validity of the securities being registered herein with respect to legal matters concerning the registration and offering of the securities. Mr. Anslow will receive 8,000 shares and Mr. Jaclin will receive 2,000 shares of the Company's $0.0001 par value common stock which will collectively represent less than 1% of the issued and outstanding shares of the Company after issuance of all the shares listed in this S-8 filing. The shares are to be received by Mr. Anslow and Mr. Jaclin for services rendered to the Company with respect to corporate legal work and advise to the Company.

Item 6. Indemnification of Directors and Officers

Article 7, Section 721 through 726 of the New York Statues provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

In accordance with the provisions referenced above, the Company shall indemnify to the fullest extent permitted by it bylaws, and in the manner permissible under the laws of the State of New York, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                    Page -3-

Item 7.   Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

         The exhibits attached to this Registration Statement are listed in the
Exhibit Index.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    Page -4-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 19, 2001.

                                   Learner's World, Inc.


                                   By: /s/ Perry E. Barker
                                   -------------------------------------
                                   Perry E. Barker, as President and Director



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry E. Barker with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Title                            Date


 /s/ Perry E. Barker          President and Director         September 19, 2001
-----------------------
     Perry E. Barker

 /s/ Jannelle A. Ray          Vice President, Director,      September 19, 2001
-----------------------       Secretary and Treasurer
     Jennelle A. Ray


                              Vice President and Director    September 19, 2001
-----------------------
     Douglas Brooks


 /s/ Harold Davis             Director                       September 19, 2001
---------------------
     Harold Davis

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                              Learner's World, Inc.
                            (a New York corporation)

INDEX TO EXHIBITS

Exhibits    SEC Ref. No.      Description of Exhibit
--------    ------------      ----------------------
   A          4.1             Agreement Regarding Compensation for Services
                              dated September 4, 2001 between Richard D. Surber
                              and the Company.
   B          4.2             Consulting Agreement dated September 17, 2001
                              between Anslow & Jaclin, LLP (Richard Anslow and
                              Gregg Jaclin as principals) and the Company.
   C          4.3             Consulting Agreement dated September 17, 2001
                              between Michael Mosco and the Company.
   D          5, 23(b)        Opinion and consent of Counsel with respect to
                              the legality of the issuance of securities being
                              issued
   E           23(a)          Consent of Accountant
